AMENDED AND RESTATED BY-LAWS OF FIRST COVA LIFE INSURANCE COMPANY

                                   ARTICLE I

                                    CHARTER

Section I.1. Charter. The name and purpose of the Corporation shall be as set forth in the Charter. These By-Laws, the powers of the Corporation and of its directors and shareholders, and all matters concerning the conduct and regulation of the business and affairs of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Charter. All references in these By-Laws to the Charter shall mean the Charter as from time to time amended and restated.

                                   ARTICLE II

                                    OFFICES

Section II.1. Offices. The principal office of the Corporation shall be located in the County of Manhattan, State of New York. The Corporation, in addition to its principal office, may also establish and maintain such other offices and places of business, within or without the State of New York, as the Board of Directors may from time to time determine.

                                  ARTICLE III

                                  SHAREHOLDERS

Section III.1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the fourth Tuesday in January of each year, at nine o'clock in the forenoon, or on such other date or at such other time as may be fixed by the Board of Directors and stated in the notice of the meeting. The place of the meeting shall be the principal office of the Corporation, or such other place, within or without the State of New York, as may be fixed by the Board of Directors and stated in the notice of the meeting.

Section III.2. Special Meetings. A special meeting of the shareholders may be called at any time by the President or the Board of Directors, and shall be called by the President upon the written request of one-third of the shareholders of record entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the President. All special meetings shall be held at the principal office of the Corporation, or at such other place, within or without the State of New York, as may be designated by the President, at a date and time to be fixed by the President, which date shall not be later than thirty days from the date of the receipt of such written request.

Section III.3. Notice of Meetings and Waiver. Except as otherwise required by law, a written notice of each meeting of shareholders, whether annual or special, stating the place, date and hour of the meeting, shall be given not less than ten nor more than fifty days before the meeting to each shareholder of record entitled to vote at such meeting. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before, during or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting, or to any shareholder who shall attend such meeting in person or by proxy otherwise than for the express purpose of objecting, prior to the conclusion of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or to any shareholder with whom communication is at the time unlawful.

Section III.4. Quorum and Adjournment. Except as otherwise required by law, the Charter or these By-Laws, at all meetings of shareholders, the holders of a majority of the shares entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, any officer entitled to preside over or act as secretary of such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days or a new record date is fixed, notice of adjournment of a meeting of shareholders to another time or place shall be given to each shareholder of record entitled to vote at such meeting.

Section III.5. Voting. Shareholders entitled to vote shall have one vote for each share of stock, and a proportionate vote for a fractional share of stock, entitled to vote held by them of record according to the records of the Corporation. The Corporation shall not, directly or indirectly, vote any share of its own stock. The vote upon any question shall be by ballot whenever requested by any person entitled to vote but, unless such a request is made, voting may be conducted in any way approved by the meeting. In the absence of a higher standard required by law, the Charter or these By-Laws, any matter properly before a meeting of shareholders shall be decided by a majority of the votes cast thereon.

Section III.6. Proxies. Shareholders entitled to vote at a meeting or to express consent or dissent without a meeting may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxy shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after eleven months from its date, unless the proxy provides for a longer period. The Secretary shall determine the validity of any proxy submitted for use at any meeting.

Section III.7. Waiver of Irregularities. Unless otherwise provided by law, all informalities and irregularities in calls, notices of meetings and in the manner of voting, form a proxy, credentials and methods of ascertaining those present, shall be deemed waived if no objection is made thereto at the meeting.

Section III.8. Action by Written Consent. So far as permitted by law, any action required or permitted to be taken at any meeting of shareholders may be taken without meeting if a written consent setting forth such action is signed by all the shareholders entitled to vote thereon and such written consent is filed with the records of the Corporation. Written consent thus given shall have the same effect as a unanimous vote of shareholders.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

Section IV.1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Charter or these By-Laws directed or required to be exercised or done by the shareholders.

Each director shall be at least eighteen years of age. Not less than three of the directors shall be residents of the State of New York, and a majority of the directors shall be citizens and residents of the United States. At least one-third and, in any event, not less than five, of the directors shall be persons who are not officers or employees of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. A director meeting the qualifications of the immediately preceding sentence is hereinafter referred to as a "Non-Affiliated Director." No director need be a shareholder.

Section IV.2. Number, Election and Term of Office. The Board of Directors shall consist of not less than thirteen nor more than eighteen directors. The number of directors shall be fixed by majority vote of the entire Board; provided that no decrease in the number of directors shall shorten the term of any incumbent director. Subject to the provisions of Section IV.8 hereof, the directors shall be elected annually by the shareholders entitled to vote at the annual meeting of shareholders, by a majority of votes at such election. Directors will be elected by class so as to equalize as nearly as possible the number in each class of members. There shall be three classes of members. The terms of office of the directors initially classified shall be as follows: that of the first class shall expire at the annual meeting of shareholders in 1996, - that of the second class at the annual meeting of shareholders in 1997, and that of the third class at the annual meeting of shareholders in 1998. Upon the expiration of the term of any director, a director shall be elected for a three-year term to replace the director whose term shall have expired. Each director elected at an annual meeting shall hold office during the term for which he or she was elected and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal in the manner hereinafter provided. In the case of a vacancy or vacancies by reason of an increase in the number of directors, the director or directors elected pursuant to Section IV.8 hereof shall hold office until the next annual meeting of the shareholders. In the case of vacancy or vacancies by reason of death, resignation, removal or other than by reason of increase in the number of directors, the director or directors elected pursuant to Section IV.8 hereof shall fill the unexpired term(s) for which such director(s) was elected. No election of directors shall be valid unless a notice of the election shall have been filed with the Superintendent of Insurance of the State of New York at least ten days before the election.

Section IV.3. Regular Meetings. A regular meeting of the Board of Directors for the election of officers and for the transaction of such other business as may properly come before the meeting shall be held without notice at the place where the annual meeting of shareholders is held, immediately following such meeting, or on such other date or at such other time and place as may be fixed by the President and stated in the notice of the meeting. The Board of Directors by resolution shall provide for the holding of three additional regular meetings, with or without notice, and shall fix the times and places, within or without the State of New York, at which such meetings shall be held. One regular meeting shall be held in each calendar quarter.

Section IV.4. Special Meetings, Notice and Waiver. Special meetings of the Board of Directors may be called by the President, and shall be called by the President upon receipt of a written request of not less than three directors. All special meetings shall be held at a date, time and place to be fixed by the President, and the President shall direct the Secretary to give notice of each special meeting to each director by mail at least five days before such meeting is to be held or in person or by telephone, telegraph, or telecopier at least two days before such meeting. Such notice shall state the date, time, place and purposes of such meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him or her before, during or after the meeting, is filed with the records of the meeting.

Section IV.5. Quorum and Conference Call Meetings. A majority of the entire Board of Directors, at least one of whom shall be a Non-Affiliated Director, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the directors present may take any action except as otherwise expressly required by law, the Charter or these By-Laws. In the absence of a quorum, a majority of the directors present at the time and place of any meeting, may adjourn such meeting from time to time until a quorum be present. If by reason of one or more vacancies there is less than the minimum number of directors, the Board of Directors shall have the power to function legally prior to the filling of the vacancy; provided, however, that there shall always be a quorum. Any one or more directors may participate in a regular or special meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. Nonwithstanding the foregoing, with respect to at least one of the regular meetings in each calendar year, which meeting shall be designated by the Board of Directors, the quorum requirements set forth in this Section may be met only if the requisite number and category of directors are physically present at the place at which the meeting is held.

Section IV.6. Chairman. The Board of Directors may elect, from among its members, a Chairman. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be granted or assigned to him or her from time to time by the Board of Directors. If a Chairman of the Board is elected but is absent or unable to preside at meetings of the Board of Directors, or if no Chairman is elected, the President shall preside at such meetings.

Section IV.7. Resignation and Removal. Any director may resign at any time by giving written notice of such resignation to either the Board of Directors, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by the President or Secretary. Any director may be removed either with or without cause at any time by the affirmative vote of the shareholders of record holding a majority of the outstanding shares of the Corporation entitled to vote for the election of directors, given at a meeting of the shareholders called for that purpose, or by the holders of a majority of the outstanding shares entitled to vote for the election of directors without holding a meeting or notice but by merely presenting their majority to the Secretary of the Corporation in writing for the removal of a director or directors without cause. Any director may be removed with cause by a majority of the total number of directors constituting the entire Board of Directors at a meeting of the Board of Directors.

Section IV.8. Vacancies. A vacancy in the Board of Directors arising by reasons of death, resignation, removal (with or without cause), increase in the number of directors, or otherwise, which may occur between annual meetings of the shareholders of the Corporation may be filled by a majority vote of the remaining directors, though less than a quorum. Any such vacancy may also be filled by the shareholders entitled to vote for the election of directors at any meeting held during the existence of such vacancy. Whenever any director shall have resigned and a successor shall have been chosen pursuant to these By-Laws, such successor shall not take office until ten days after written notice of his or her election shall have been filed with the Superintendent of Insurance of the State of New York or as otherwise required by law.

Section IV.9. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a stated salary as director or a fixed sum for attendance at each such meeting, or both. Nothing in these By-Laws contained shall prevent any director from serving the Corporation in any other capacity and receiving compensation therefor. Section
IV.10. Action by Written Consent. So far as permitted by law, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent setting forth such action is signed by all the directors entitled to vote thereon and such written consent is filed with the records of the Corporation. Written consent thus given shall have the same effect as a unanimous vote of directors.

                                   ARTICLE V

                            COMMITTEES OF DIRECTORS

Section V.1. Committees. The Board of Directors, by the affirmative vote of the majority of the entire Board, shall appoint from among its members an Audit, Nominating and Evaluation Committee, which shall be comprised solely of Non-Affiliated Directors, an Executive Committee, an Investment Committee and such other committees as it may deem necessary. Each member of each such committee shall continue in office during the pleasure of the Board or until he or she shall cease to be a director.

Except to the extent a greater  proportion is required by the provisions of this
Article V, not less than one-third of the members of each such committee shall consist of Non-Affiliated Directors, at least one of whom shall be present to constitute a quorum for the transaction of business. The presence, at any meeting of a committee, of a majority of its members then in office, at least one of whom is a Non-Affiliated Director, shall constitute a quorum for the transaction of business. A majority of such quorum may decide any questions that may come before such meeting. Any one or more members of a committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. So far as permitted by law, any action required or permitted to be taken at any meeting of any committee appointed and established by the Board of Directors may be taken without a meeting if a written consent setting forth such action is signed by all the members of such committee entitled to vote thereon and such written consent is filed with the records of the Corporation.

Section V.2. Executive Committee. The Board of Directors shall appoint an Executive Committee consisting of not less than five directors, and may designate as Chairman of the Executive Committee one of the members so appointed. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at which he is present. The Executive Committee shall keep a record of its proceedings and shall adopt its own rules of procedure. The Executive Committee shall submit a written report of its activities to the Board of Directors at the next meeting of the Board of Directors. Each director may inspect and review, at any time during normal business hours, the minutes of the meetings of the Executive Committee, and said minutes shall be retained by the Secretary of the Corporation and made available to the Board of Directors at each of its meetings.

Except as otherwise provided by law, the Charter or these By-Laws, all the powers of the Board of Directors when not in session, may be vested, to the extent from time to time determined by the Board of Directors, in the Executive Committee. To the extent appropriate to carry out this provision, references in these By-Laws to the Board of Directors shall be read to mean the Executive Committee. The Executive Committee may authorize one or more officers, employees or agents of the Corporation to carry out the exercise of its powers. The Executive Committee shall have the power and authority to declare dividends and to authorize the issuance of common stock. The Executive Committee shall not have and may not exercise the following powers:

(1) To submit to the shareholders any action which by any applicable statute requires shareholders' approval;

(2)  To fill any vacancy in the Board of Directors or in any committee thereof;

(3) To fix the compensation of any director for serving on the Board or on any committee thereof;

(4)  To amend or repeal these By-Laws, or to adopt new By-Laws;

(5) To amend, alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be amended or repealed.

Section V.3. Audit, Nominating and Evaluating Committee. The Board of Directors shall appoint an Audit, Nominating and Evaluating Committee consisting of not less than five directors, and may designate as Chairman of the Audit, Nominating and Evaluating Committee one of the members so appointed. The Audit, Nominating and Evaluation Committee shall consist solely of Non-Affiliated Directors. The Chairman of the Audit, Nominating and Evaluation Committee shall preside at all meetings of the Audit, Nominating and Evaluation Committee at which he or she is present. The Audit, Nominating and Evaluation Committee shall keep a record of its proceedings and shall adopt its own rules of procedure. The Audit, Nominating and Evaluation Committee shall submit a report of its activities to the Board of Directors at the next meeting of the Board of Directors. The Audit, Nominating and Evaluation Committee shall have responsibility for: (1)
recommending the selection of independent certified public accountants; (2) reviewing the Corporation's financial condition, the scope and results of the independent audit and any internal audit; (3) nominating candidates for director for election by shareholders; and (4) evaluating the performance of officers who, pursuant to Section VI.1 of Article VI of these By-Laws, are principal officers of the Corporation and recommending to the Board of Directors the selection and compensation of such principal officers.

The Audit, Nominating and Evaluation Committee shall, to the extent empowered by the Board, have and possess all of the rights and powers of the Board of Directors, between meetings of the Board of Directors, to: (1) meet and discuss with the representatives of any firm of certified public accountants, for reviewing the Corporation's financial condition, the scope and results of the independent audit and any internal audit; (2) to nominate candidates for director for election by shareholders; and (3) to evaluate the performance of officers who, pursuant to Section VI.1 of Article VI of these By-Laws, are principal officers of the Corporation and to recommend to the Board of Directors the selection and compensation of such principal officers. The Audit, Nominating and Evaluation Committee shall, to the extent empowered by the Board, have and possess all of the rights and powers of the Board of Directors, between meetings of the Board of Directors, to meet and discuss with the representatives of any firm of certified public accountants retained by the Corporation, at any time and from time to time, whether before and/or after the preparation of the year-end financial statements of the Corporation, the scope of the audit of such firm with respect to any year, and to question such representatives with respect thereto. In addition, the Audit, Nominating and Evaluation Committee shall have the authority to meet with and question officers and employees of the Corporation with respect to financial matters pertaining to the Corporation. The Audit, Nominating and Evaluation Committee shall not have and may not exercise any of the powers referred to in clauses (1) through (5), inclusive, of Section
V.2 hereof.

Section V.4. Investment Committee. The Board of Directors shall appoint an Investment Committee consisting of not less than five directors, and may designate as Chairman of the Investment Committee one of the members so appointed. The Chairman of the Investment Committee shall preside at all meetings of the Investment Committee at which he or she is present. The Investment Committee shall keep a record of its proceedings and shall adopt its own rules of procedure. The Investment Committee shall submit a report of its activities to the Board of Directors at the next meeting of the Board of Directors.

The Investment Committee shall have the power to invest the funds of the Corporation in deposits with banks and insurance companies, the purchase and acquisition of stocks, bonds, and other securities, in the name and in behalf of the Corporation and to withdraw any such deposits and to sell and dispose of the stocks, bonds and other securities owned by the Corporation, at such times and upon such terms as it may deem wise and advantageous to the Corporation; provided, however, that in any case where the investment of such funds in stocks, bonds or other securities involves the active participation of the Corporation in the management of the business represented by any such securities, the Investment Committee shall not have the power to make any investments or otherwise deal with such securities without the approval of the Board of Directors. All actions of the Investment Committee shall be subject to revision or alteration by the Board of Directors; provided, however, that rights or acts of third parties shall not be affected by any such revision or alteration.

                                   ARTICLE VI

                                    OFFICERS

Section VI.1. Number and Principal Officers. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section VI.3 hereof. So far as permitted by applicable law, any two or more offices may be held by the same person, except that the President and the Secretary shall not be the same person. The President, any Vice Presidents appointed or elected by the Board of Directors, the Secretary and the Treasurer shall be principal officers of the Corporation for purposes of Section V.3 of Article V of these By-Laws.

Section VI.2. Election, Term of Office and Qualifications. The President, the Treasurer and the Secretary shall be elected annually by the directors at their first meeting following the annual meeting of shareholders, by vote of a majority of the Directors present and voting, and other officers, if any, may be elected or appointed by the directors at said meeting or at any other time. The President shall be and remain a director. No other officer need be a director.

Except as otherwise provided by law or by the Charter or by these By-Laws, the President, the Treasurer and the Secretary shall hold office until the first meeting of the directors following the next annual meeting of shareholders and until their respective successors are chosen and qualified, or, in each case, until he or she sooner dies, resigns or is removed, unless a shorter period shall have been specified by the terms of his or her election or appointment. Each agent, if any, shall retain his or her authority at the pleasure of the directors.

Section VI.3. Other Officers. The Board of Directors from time to time may appoint other officers or agents, including but not limited to one or more Vice-Presidents, one or more assistant treasurers and one or more assistant secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer or committee the power to appoint any such other officers or agents and to prescribe their respective authorities and duties.

Section VI.4. President. The President shall, subject to the control of the Board of Directors, have general charge of the business, affairs and property of the Corporation, and control over its several officers. The President shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

Section VI.5. Treasurer. Subject to the order of the Board of Directors, the Treasurer shall have supervision over the funds, securities, receipts and disbursements of the Corporation and shall be the chief accounting officer of the Corporation. He or she shall cause all monies and other valuable effects to be deposited in the name and to the credit of the Corporation, in such banks or trust companies or with such bankers or other depositories as shall be selected by the Board of Directors or which he or she shall select pursuant to authority conveyed upon him or her by the Board of Directors. He or she shall cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation and shall cause to be taken and preserved proper vouchers for all monies disbursed. He and she shall cause to be kept correct books of account of the business and transactions of the Corporation and shall render to the President, the Board of Directors or the Executive Committee, whenever requested, an account of the financial condition of the Corporation and of his or her transactions as Treasurer. He or she shall be responsible for keeping and maintaining the stock books and stock transfer books of the Corporation. He or she shall be empowered, from time to time, to require of the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation, and shall have such other powers and duties as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors or by the President. If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of his or her duties.

Section VI.6. Secretary. The Secretary shall keep and record all the minutes of the meetings of shareholders and the Board of Directors in books to be maintained for that purpose, and shall perform like duties for committees of the Board of Directors when required. He or she shall give notice to the shareholders and the Board of Directors in accordance with the provisions of these By-Laws or as required by statute. Except for those records for which the Treasurer is responsible, the Secretary shall be responsible for the records of the Corporation and the Board of Directors. He or she shall keep in safe custody the seal of the Corporation and shall see that the seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, shall have been duly authorized. He or she shall see that all lists, books, reports, statements and certificates and other documents and records required by law to be kept or filed are properly kept or filed. He or she shall perform all duties and shall have all power incident to the office of the Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors or the President.

Section VI.7. Vice-Presidents. The Vice-Presidents, if any, in the order designated by the Board of Directors or, lacking such designation, by the President, shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

Section VI.8. Resignation and Removal. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors, the President or the Secretary. Any officer may be removed, either with or without cause, by vote of a majority of the total number of directors constituting the entire Board of Directors, at a special meeting of the Board of Directors called for that purpose.

Section VI.9. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for the regular election or appointment to such office.

Section VI.10. Salaries. Subject to the provisions of Article V of these By-Laws, the salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director of the Corporation.

                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section VII.1. Indemnification of Directors and Officers. The Corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, his or her testator, testatrix or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this Section shall be made in respect of (1) a threatened action, or a pending action which is settled or is otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjusted to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

The Corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she, his or her testator, testatrix or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first two paragraphs of this Article VII, shall be entitled to indemnification as authorized in such paragraphs. Except as provided in the preceding sentence and unless ordered by a court, any indemnification under such paragraphs shall be made by the Corporation, only if authorized in the specific case:

(1) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director, officer or employee has met the standard of conduct set forth in the first two paragraphs of this Article VII, as the case may be or

(2) If such a quorum is not obtainable with due diligence or, even if obtainable, a quorum of disinterested directors so directs,

     (a) By the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in the first two paragraphs of this Article VII has been met by such director, officer of employee, or

     (b) By the shareholders upon a finding that the director, officer or employee has met the applicable standard of conduct set forth in such paragraphs. Expenses, including attorneys' fees, incurred in defending a civil or criminal action or a proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding, if authorized in accordance with the preceding paragraph, subject to repayment to the Corporation in case the person receiving such advancement is ultimately found, under the procedure set forth in this Article VII, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation exceed the indemnification to which he or she is entitled.

Nothing   herein   shall   affect   the  right  of  any  person  to  be  awarded
indemnification or, during the pendency of litigation, an allowance of expenses, including attorneys' fees, by a court in accordance with law.

If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifiying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

The  Corporation  shall have the power,  in futherance of the provisions of this
Article VII, to apply for, purchase and maintain insurance of the type and in such amounts as is or may hereafter be permitted by Section 726 of the Business Corporation Law.

No payment of indemnification, advancement or allowance under Sections 721 to 726, inclusive, of the Business Corporation Law shall be made unless a notice has been filed with the Superintendent of Insurance of the State of New York, not less than thirty days prior to such payment, specifiying the persons to be paid, the amounts to be paid, the manner in which such payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

                                  ARTICLE VIII

                              CONFLICT OF INTEREST

Section VIII.1. Conflict of Interest. No director, officer or employee of the Corporation shall have any position with or a substantial interest in any other business enterprise operated for profit, the existence of which would conflict or might reasonably be supposed to conflict with the proper performance of his or her Corporation duties or responsibilities, or which might tend to affect his or her independence of judgment with respect to transactions between the Corporation and such other business enterprise, without full and complete disclosure thereof to the Board of Directors. Each director, officer or employee who has such a conflicting or possibly conflicting interest with respect to any transactions which he or she knows is under consideration by the Board, is required to make timely disclosure thereof so that it may be part of the directors' consideration of the transaction.

The holding of any office or position in any corporation affiliated with the Corporation or any corporation owning a majority of the stock of the Corporation and carrying out the duties of any such office or position shall not be deemed to be a conflicting interest; nor shall this Article VIII be construed to prevent the receipt of any salaries or other benefits from any corporation affiliated with the Corporation or from any corporation owning the majority of the stock of the Corporation. The ownership of one percent or more of the issued and outstanding stock of any corporation doing business with the Corporation or competing with the Corporation shall be considered to be a "substantial interest in any other business enterprise operated for profit"; provided, however, that ownership of the stock or other securities of any corporation affiliated with the Corporation or of any corporation owning a majority of the stock of the Corporation shall not be considered to be a conflicting interest.

Section VIII.2. Gifts. None of the directors, officers and employees shall accept gifts, gratuities or favors of any kind from any person, firm or corporation doing business or seeking to do business with the Corporation under circumstances from which it could reasonably be inferred that the purpose of the gift, gratuity or favor could be to influence the said director, officer or employee in the conduct of Corporation transactions with the donor or the interest the donor is representing. Nothing in this Section VIII.2 shall be construed to prohibit either the giving or the receiving of normal hospitality of a social nature or the normal practice of gift exchange on a reciprocal basis between persons having close personal relationships unrelated to business.

                                   ARTICLE IX

                       EXECUTION OF INSTRUMENTS AND SEAL

Section IX.1. Execution of Instruments. Except as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all documents, instruments or writings of any nature made, accepted or endorsed by the Corporation shall be signed, executed, verified, acknowledged and delivered by the President, any Vice President, or the Secretary.

Section IX.2. Corporation Seal. The corporate seal shall be in the form of a circle and shall bear the name of the Corporation, the year of its organization, the words "Corporate Seal", and shall indicate its formation under the laws of the State of New York; provided, that the form of such seal shall be subject to alteration from time to time by the Board of Directors.

                                   ARTICLE X

                                 CAPITAL STOCK

Section X.1. Number of Shares and Par Value. The total number of shares and the par value of all stock which the Corporation is authorized to issue shall be as stated in the Charter.

Section X.2. Certificates of Shares. Each shareholder shall be entitled to a certificate, signed by the President and the Treasurer or Secretary certifying the number and class of the shares owned by him or her in the Corporation. Such signatures may be facsimiles if the certificates are countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. Certificates for shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors, and the seal of the Corporation shall be affixed thereto. There shall be entered upon the stock books of the Corporation the number of each certificate issued, the name of the person owning the shares represented thereby, the number of shares and the date thereof.

Section X.3. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates therefor issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

Section X.4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to a corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than fifty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Absent Board of Directors action, the record date shall be ten days before the date of such meeting.

Section X.5. Stock Transfers. Transfers of stock shall be made only upon the books of the Corporation, and only upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

                                   ARTICLE XI

                                   DIVIDENDS

Section XI.1. Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting; provided, however, that the Corporation shall not distribute any dividend to its shareholders unless a notice of intention to declare such dividend has been filed with the Superintendent of Insurance of the State of New York not less than thirty days in advance of any such proposed declaration, nor if the Superintendent of Insurance of the State of New York within thirty days after such filing gives written notice to the Corporation of his or her disapproval of such distribution, on the ground that he or she finds that the financial condition of the Corporation does not warrant the distribution of such dividend.

                                  ARTICLE XII

                      APPLICATIONS, POLICIES AND PREMIUMS

Section XII.1. Applications, Policies and Premiums. The President, or a duly authorized Vice-President, shall prescribe and approve all forms of policies issued by the Corporation, including all riders and provisions included in or attached to such policies, and the forms of applications therefor. The President, or a duly authorized Vice-President, shall fix all rates of premiums.

                                  ARTICLE XIII

                                  FISCAL YEAR

Section XIII.1. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December annually.

                                  ARTICLE XIV

                                    NOTICES

Section XIV.1. Notices. Whenever, under the provisions of law, the Charter or these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice unless specifically allowed, but such notice may be given in writing, by certified or registered mail, return receipt requested, addressed to such director or shareholder, at his or her address as it appears on the records of the Corporation, with postage there prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

                                   ARTICLE XV

                                   AMENDMENTS

Section XV.1. Amendments. These By-Laws may be amended, changed or repealed by the Board of Directors, except that the Board may take no action which, by law or the Charter, is required to be taken by the shareholders, or which excludes or limits the right of a shareholder to vote on a matter. Any By-Law so amended, changed or repealed by the directors may be further altered or amended or reinstated by the shareholders in the manner provided below.

These By-Laws may be amended, changed or repealed by a majority vote of the shareholders present at any annual meeting or at a special meeting called for that purpose, provided that the notice of any such annual or special meeting shall specify the subject matter of the proposed amendment, change or repeal shall have been submitted in writing and filed with the Secretary at least five days prior to such meeting.